UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 PURSUANT TO SECTION 13 OR 15(d) OF
 THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
November 22, 2005

THE CHEESECAKE FACTORY INCORPORATED
 (Exact Name of Registrant as Specified in its Charter)

Delaware	0-20574	51-0340466
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26901 Malibu Hills Road
Calabasas Hills, California 91301
 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:
(818) 871-3000

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14.d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 – OTHER EVENTS

ITEM 8.01     OTHER EVENTS

          In a press release dated November 22, 2005, The Cheesecake Factory Incorporated announced that it will open The NASDAQ Stock Market on November 28, 2005 to commemorate the recent opening of its 100th Cheesecake Factory restaurant in Palm Beach Gardens, Florida.  The Company also announced that it will present at the JPMorgan Consumer & Retail Holiday Conference in New York City on November 29, 2005 at 11: 20 a.m. Eastern Time.  David Overton, Chairman and CEO, and Michael Dixon, Senior Vice President and CFO, will be presenting on behalf of the Company.  The presentation at the JPMorgan Conference will be webcast on the Company’s website at www.thecheesecakefactory.com and can be accessed by clicking on the “Investors” link and selecting the “Audio Webcasts” option.  An archive of the webcast will be available within 24 hours of the live presentation through December 28, 2005.  A copy of the press release is attached as Exhibit 99.1.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

	99.1	Press release dated November 22, 2005 entitled, “The Cheesecake Factory Celebrates its 100th Restaurant by Opening The NASDAQ Stock Market.”

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 22, 2005	THE CHEESECAKE FACTORY INCORPORATED

	By:	/s/ MICHAEL J. DIXON

Michael J. Dixon Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press release dated November 22, 2005 entitled, “The Cheesecake Factory Celebrates its 100th Restaurant by Opening The NASDAQ Stock Market.”